                                                                    EXHIBIT 99.4

As of April 1, 2003

Ms. Jean Reynolds
33 Corn Tassle Road
Danbury, CT 06811

Dear Ms. Reynolds:

            Upon the terms and subject to the conditions  set forth below,  this letter shall  constitute  the agreement  pursuant to which The  Millbrook  Press
Incorporated  ("Millbrook"  or the "Company")  agrees to employ you as Executive
Vice President-Publisher.

1.          Term of Employment

            1.1    TERM.  Millbrook  hereby  employs you, and you hereby  accept employment with Millbrook, for the period commencing April 1,
                   2003 and terminating July 31, 2005,  unless sooner terminated in accordance with the provisions of Section 9 hereof.

            1.2    DEFINITION.  As used  herein,  "Employment  Term"  means  the entire  period of your  employment  by  Millbrook  hereunder, whether  for the period  provided  above,  or whether  sooner terminated  in  accordance  with the  provisions of Section 9 hereof.

2.          Duties

            2.1    DESCRIPTION  OF DUTIES.  In your  capacity as Executive  Vice
                   President-Publisher,   you  shall  perform  such  duties  and
                   exercise such authority,  consistent with your positions,  as may  from  time to  time  be  given  to you by the  Board  of
                   Directors of Millbrook.

            2.2    DEVOTION OF ENTIRE  TIME.  During the  Employment  Term,  you
                   agree that you will loyally and  conscientiously  devote your entire productive time, efforts, ability and attention to the duties  of  your  office  and to  promote  the  interests  of
                   Millbrook, and that you will not engage in any other business duties or  pursuits  whatsoever.  Notwithstanding  any of the foregoing,  you will not be  prohibited  from making  passive
                   personal   investments  or  being  involved  in  the  private
                   business  affairs of your immediate family to the extent that such activities do not interfere with the performance of your duties  hereunder and are not in any way competitive with the business of Millbrook.

3.          Compensation

            3.1    ANNUAL  SALARY.  During  the  Employment  Term,  you  will be compensated  at a base  salary  at the rate of  $160,000  per annum,  payable  in  accordance  with the  customary  payroll policies of Millbrook;  provided however, that if pursuant to
                   Section 9.1, 9.2 or 9.3 hereof, your employment is terminated prior to the end of the Employment Term, you will receive the appropriate  pro rata  portion of your annual  salary for the period during which you are actually employed by Millbrook.

            3.2    INCENTIVE  COMPENSATION  FOR THE FISCAL  YEARS ENDED JULY 31,
                   2004 AND JULY 31,  2005.  With  respect to each of the fiscal years  ended  July 31,  2004 and July 31,  2005,  you will be eligible  annually  to earn up to an  additional  $24,000  of incentive compensation (the "Initial Performance Bonus"). The
                   Initial  Performance  Bonus  will  be  based  on the  Company meeting the annual  budgeted  amount of net sales,  cash flow
                   and  net  income.  The  Initial   Performance  Bonus  may  be
                   partially paid if one or more items, but not all three items, are  met.  If all  three  items  are  satisfied,  you will be entitled to receive all of the Initial  Performance Bonus and
                   you  may  be   entitled  to  receive   additional   incentive
                   compensation   subject  to  the  satisfaction  of  additional
                   requirements  as further  described in this Section 3.2. With respect to each of the Fiscal  Years  ended July 31, 2004 and
                   July 31, 2005, if each of net sales, cash flow and net income equals or exceeds 110% of the annual budgeted amount, then in addition  to the  Initial  Performance  Bonus,  you  will  be entitled to receive an  additional  bonus equal to $8,000 per annum (the "Second Performance Bonus").  With respect to each of the Fiscal Years ended July 31, 2004 and July 31, 2005, if each of net sales, cash flow and net income equals or exceeds
                   120% of the annual budgeted  amount,  then in addition to the
                   Initial  Performance Bonus and the Second  Performance Bonus,
                   you will be entitled to receive an additional  bonus equal to
                   $16,000  per  annum  (the  "Third  Performance  Bonus").  The budgeted  figures are those  submitted  by the Company to and approved  by  the  Board  of  Directors  based  on  the  plan presented to the Board Directors in the Board package for the
                   February 10, 2003 Board of Directors  meeting of the Company.
                   In order to receive  any or all of your  Initial  Performance
                   Bonus,  Second  Performance Bonus, or Third Performance Bonus
                   for any Fiscal  Year,  you must be employed by the Company at the end of such Fiscal Year.

            3.3    INCENTIVE  COMPENSATION  FOR THE  FISCAL  YEAR ENDED JULY 31,
                   2003.  With  respect to the Fiscal Year ended July 31,  2003, you will be eligible to receive  additional  compensation  of

                   $5,000 if the Company  meets the  estimate  prepared on March
                   25, 2003 for each of net sales, cash flow, and net income.

            3.4    REIMBURSEMENT FOR BUSINESS EXPENSES. Millbrook will reimburse you, upon  presentation of proper expense  statements or such other  supporting  information  as Millbrook  may  reasonably require,  for your reasonable and necessary business expenses
                   (including,   without  limitation,   telephone,   travel  and
                   entertainment expenses) incurred or paid by you in connection with the performance of your duties hereunder.

4.          Fringe Benefits

            You shall be entitled to  participate  on the same basis and subject to the same qualifications as all other regular full time executive employees of
Millbrook in any fringe  benefit plans  Millbrook  makes  available from time to time for all its employees,  including those benefits  available,  if any, under any retirement,  disability,  medical  insurance and life insurance plans as the same may be placed into effect from time to time.  You shall be entitled to four weeks of vacation  for each of the Fiscal Years ended July 31, 2004 and July 31,
2005.  With respect to the Fiscal Year ended July 31, 2003, you will be entitled to vacation  time equal to four weeks minus the amount of vacation time you have used  through the date of this  Agreement  during the Fiscal Year ended July 31,
2003. In addition,  you shall be entitled to  participate  in such other benefit plans,  if any, as  Millbrook  makes  generally  available  from time to time to members of its executive staff.

5.          Stock Options

            You will be granted  options to  purchase  100,000  shares of Common
Stock at an  exercise  price  equal to the  average  closing  sales price of the
Company's Common Stock during the five trading days immediately  preceding April
1, 2003, as reported on the Nasdaq Stock Market. Such options will vest in equal annual  installments  over a four-year period  commencing April 1, 2004 and will have such other terms as are  contained  in the form of Stock  Option  Agreement attached as Exhibit A hereto.

6.          Change of Control

            6.1    TERMINATION  FOLLOWING A CHANGE OF  CONTROL.  If prior to the
                   Expiration  of the  Employment  Term,  there is a  Change  of
                   Control (as  defined  hereinafter),  all options  held by you shall immediately become exercisable.

            6.2    DEFINITION.  For the purposes of this agreement,  a Change of
                   Control means (i) any merger,  consolidation,  or combination of  Millbrook  into or with  another  corporation  or  entity unless the  stockholders  of Millbrook  immediately  prior to such merger,  consolidation  or combination  continue to own,

                   directly or  indirectly,  more than Fifty (50) percent of the voting  power  of  the  then  outstanding  voting  securities entitled to vote  generally  in the  election of directors of the new (or  continued  entity)  or (ii)  the  sale of all or substantially all of the assets of the Company.

7.          Confidentiality

            7.1    CONFIDENTIALITY. You and Millbrook acknowledge and agree that during the Employment Term and in the course of the discharge of your duties hereunder,  you will have access to and become acquainted  with  information  concerning  the  operation  of
                   Millbrook and other  valuable  information  regularly used in
                   Millbrook's  business and not generally known to others.  You acknowledge  and  agree  that  it is  Millbrook's  policy  to maintain such information as secret and confidential, whether relating to  Millbrook's  business as heretofore or hereafter conducted,  or relating to Millbrook's  customers,  imprints, clients, suppliers, authors, employees, consultants and other business  associates (all such  information to be referred to hereinafter as "Confidential  Information").  You acknowledge and  agree  that  all  Confidential  Information  is owned by
                   Millbrook and constitutes Millbrook's trade secrets.

            7.2    NON-DISCLOSURE.  You  specifically  agree  that you shall not
                   use,  publish,   disseminate,   misappropriate  or  otherwise
                   disclose any  Confidential  Information,  whether directly or indirectly,  either  during the term of this  Agreement or at any other time thereafter, except as is required by law or in the course of employment hereunder.  This provision shall not apply to  Confidential  Information  which becomes  generally known to the public by means  other than your  breach of this
                   Section.

            7.3    UNFAIR COMPETITION.  You acknowledge and agree that the sale,
                   unauthorized   use  or   disclosure   of   any   Confidential
                   Information  obtained  by  you  during  the  course  of  your employment under this Agreement, including but not limited to
                   (a) information  concerning  Millbrook's  current,  future or proposed work, services,  or products,  (b) the fact that any
                   such  work,   services  or  products   are   planned,   under
                   consideration,   or  in  production,  as  well  as,  (c)  any
                   descriptions  thereof,  constitute  unfair  competition.  You promise  and agree not to  engage in any  unfair  competition with  Millbrook,  either during the term of this Agreement or at any other time thereafter.

            7.4    PRECAUTIONS;  RETURN  OF  MATERIALS.  You  agree  to take all reasonable  precautions  to  protect  the  integrity  of  all
                   Confidential  Information,  including all documents and other
                   material   entrusted   to   you   containing   or   embodying
                   Confidential  Information.  You further agree that all files,

                   records, documents, and similar items relating to Millbrook's business, whether prepared by you or by others, are and shall remain  exclusively the property of Millbrook,  and that upon the expiration or termination  of your  employment  hereunder you  shall  return to  Millbrook  all such  material  and all copies thereof in your possession or control.

            7.5    COPYRIGHTABLE AND PATENTABLE MATERIALS. You agree that during the  Employment  Term  you  will  take  any and all  business
                   developments,   opportunities   and  potentially   profitable
                   situations  relating to Millbrook's  business to the Board of
                   Directors of the Company for  exploitation by Millbrook.  You
                   agree   promptly  to  disclose  to  Millbrook  (and  only  to
                   Millbrook)  any and all  knowledge  possessed or acquired (by you by any means whatsoever) during the Employment Term which relates in any way to the  developments,  concepts,  ideas or innovations,  whether  copyrightable  or  patentable  or not, relating to the business of Millbrook.  For the  compensation and benefits received hereunder,  you hereby assign and agree to assign to Millbrook, your entire right, title and interest
                   in  and  to  any  of  the  aforesaid   described   materials,
                   discoveries,  developments,  concepts,  ideas or innovations.
                   All  such  materials,  discoveries,  developments,  concepts, ideas and innovations shall be the property of Millbrook, and you  shall,  without  further  compensation,  do  all  things necessary  to  enable  Millbrook  to  perfect  title  in such materials,  discoveries,  concepts, ideas and innovations and
                   to  obtain  and  maintain   effective   patent  or  copyright
                   protection  in  the  United  States  and  foreign   countries
                   thereon,  including without limitation,  rendering assistance and executing necessary documents.

8.          Competitive Activities

            8.1    NON-COMPETITION.  During the Employment Term and for a period of six months after  termination for cause, or by you for any reason, you shall not within the United States:

                   (a)    Consult with,  be employed by, render  services to, or
                          engage  in any  business  activity  with  (whether  as
                          owner,  controller,  employee,  employer,  consultant,
                          partner,  officer,  director,  agent or otherwise) any
                          business or business  entity  competing  directly with
                          the business of Millbrook;

                   (b)    Without  the  prior  written  consent  of the Board of
                          Directors of the Company,  personally solicit or cause
                          to be solicited or authorize,  directly or indirectly,
                          for or on behalf of yourself or any third  party,  any
                          business  competitive with Millbrook,  from others who
                          are or were at any time within 12 months  prior to the

                          termination of your  employment  hereunder  customers,
                          suppliers,  clients, authors, agents or other business
                          associates of Millbrook.

            8.2    SOLICITATION  OF EMPLOYEES AND OTHERS.  You  acknowledge  and agree that  Millbrook's  directors,  officers  and  employees possess special  knowledge of Millbrook's  operations and are vitally  important to the  continued  success of  Millbrook's business. You shall not, without the prior written consent of the Board of Directors of the Company, directly or indirectly seek  to  persuade  any  director,  officer  or  employee  of
                   Millbrook  either to  discontinue  his or her  position  with
                   Millbrook  or to become  employed or engaged in any  activity competitive with the activities of Millbrook.

            8.3    SCOPE. If any court  determines that any of the covenants set forth herein, or any part or parts thereof,  is unenforceable
                   because  of  the  duration  or   geographic   scope  of  such
                   provision,  such  court  shall  have the power to reduce  the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

9.          Termination

            9.1    BY  DEATH.  Prior  to the end of the  Employment  Term,  your employment  hereunder  shall be  terminated  in the  event of death.

            9.2    PERMANENT  DISABILITY.   Your  employment  hereunder  may  be
                   terminated by Millbrook  upon thirty (30) days' prior written notice to you in the event of your permanent  disability.  As used herein,  "permanent  disability" shall mean any illness, injury or other  physical  or mental  disability  that  shall prevent you from  performing  a  substantial  portion of your duties hereunder for any period of either 90 consecutive days or an  aggregate  of 120 days during any  consecutive  twelve
                   (12) month period.

            9.3    TERMINATION  OF  CAUSE.   Millbrook  reserves  the  right  to
                   terminate  this  Agreement at any time for "cause" as defined below. As used in this Agreement, the term "cause" shall mean
                   (i) the commission by you of any act which would constitute a felony  under state or federal law, or the  equivalent  under foreign law; if prosecuted; (ii) the commission by you of any act of moral turpitude;  (iii ) the material breach by you of any of the provisions of this Agreement; (iv) your failure or refusal to perform your obligations under this Agreement,  or other acts or omissions  constituting  neglect or dereliction of duties hereunder;  (v) fraud,  dishonesty or other acts or omissions  by you that  amount  to a  willful  breach of your fiduciary  duty to  Millbrook;  or (vi) the  happening of any other event which, under provisions of any laws applicable to

                   Millbrook or its activities,  disqualifies you from acting in any or all capacities provided for herein.  Millbrook may, at its option,  terminate  this Agreement for the reasons stated
                   in this Section by giving  written  notice of  termination to you without  prejudice to any other remedy to which Millbrook may be  entitled  either by law,  in  equity,  or under  this
                   Agreement.   Notwithstanding  the  foregoing,   if  Millbrook
                   proposes to exercise  this  right,  it will  provide you with written  notice  and give  you a  reasonable  opportunity  to present, with the assistance of an attorney if you so choose, to the Board of Directors of  Millbrook  facts and  witnesses related to the proposed  termination  before such termination becomes  effective.  Upon any  such  termination  under  this
                   Section,  and upon Millbrook's  request,  you agree to resign from all  directorships and positions as an executive officer you may then hold with Millbrook or any of its affiliates.

            9.4    SEVERANCE  PAY.  In  addition  to any  rights  you  may  have pursuant  to Section 6 hereof,  in the event  that  Millbrook terminates  your employment on or before July 31, 2004 (other than  for  "cause"),  you  will be  entitled  to a  severance payment  equal to twelve  months of your  annual  salary.  In addition  to any  rights you may have  pursuant  to Section 6
                   hereof,   in  the  event  that  Millbrook   terminates   your
                   employment at any time from August 1, 2004 until on or before
                   July 31, 2005 (other than for "cause"),  you will be entitled to a  severance  payment  equal to six months of your  annual salary.

10.         Miscellaneous

            10.1   NOTICES.  Notices  hereunder shall be in writing and shall be delivered by hand or sent by  registered  or certified  mail, return receipt requested, if to you, at the address set forth above,  and if to Millbrook  Press,  2 Old New Milford  Road,
                   Brookfield,  CT, 06804,  or at such other address as to which notice has been given in the manner herein provided.

            10.2   ENTIRE   AGREEMENT.   This  Agreement  sets  forth  your  and
                   Millbrook's  complete   understanding  with  respect  to  the
                   matters  set forth  herein  and shall  supercede  any and all previous  contracts,  arrangements or understandings  between the  Company  and you.  This  Agreement  may be  modified  or amended only by an agreement in writing signed by the parties hereto.

            10.3   SEVERABILITY. If any term, provision,  covenant, or condition of this Agreement,  or the application thereof to any person, place or circumstance,  shall be held by a court of competent jurisdiction  to be  invalid,  unenforceable,  or  void,  the

                   remainder  of  this  Agreement  and  such  term,   provision,
                   covenant,  or condition as applied to other persons,  places, and circumstances shall remain in full force and effect.

            10.4   HEADINGS.  The  headings and  captions of the  Agreement  are provided  for  convenience  only and are  intended to have no effect in construing or interpreting this Agreement.

            10.5   APPLICABLE  LAW.  This  Agreement  shall be  governed  by and construed  in  accordance  with  the  laws  of the  State  of
                   Connecticut  without giving effect to the conflict of laws or principles thereunder.

            If the  foregoing  accurately  reflects  your  understanding  of our agreement and is acceptable to you, please sign the enclosed copy of this letter and return it to the undersigned.

            Very truly yours,
            The Millbrook Press Incorporated

            By: /s/ Howard B Graham
                -----------------------
            Howard B Graham,
            Chairman
            of the Board of Directors

            By: /s/ Jean Reynolds
                -----------------------
            Jean Reynolds